UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2006 (November 1, 2006)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)
(858) 571-5555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into of a Material Definitive Agreement.

On November 1, 2006, in connection with the appointment of Scott McClendon as our interim president and chief executive officer, the compensation committee approved a temporary compensation package for Mr. McClendon, as described in Item 5.02 below.

On November 6, 2006, we entered into a separation agreement and a consulting agreement with Christopher P. Calisi.  Under the terms of the consulting agreement, Mr. Calisi agreed to provide transitional consulting services to us for a period of six months.  For his services, Mr. Calisi will be paid $20,833.33 per month during the term of the agreement.  Under the terms of the separation agreement, we agreed to provide Mr. Calisi a lump sum payment of $500,000 in accordance with the provisions of his employment agreement, to pay health benefit premiums on Mr. Calisi’s behalf for a period not to extend beyond one year, and to reimburse up to $10,000 of outplacement services for Mr. Calisi. Mr. Calisi agreed to waive his post-separation exercise rights for his outstanding stock options, and executed a general release of all claims against the company.  There will be no further vesting of restricted stock held by Mr. Calisi.

Item 1.02.              Termination of a Material Definitive Agreement.

On November 1, 2006, Christopher P. Calisi’s employment arrangement with the company terminated.  Mr. Calisi was employed under the terms of an employment agreement dated March 12, 2001, which was amended on November 22, 2005.  Mr. Calisi’s annual base salary at the time of termination was $395,000.   Mr. Calisi was also party to a retention agreement dated March 12, 2001, which also terminated.

Item 5.02.              Departure of Director and Principal Officer; Appointment of Principal Officer.

On November 1, 2006, Christopher P. Calisi’s service as our president and chief executive officer was terminated. Mr. Calisi resigned as a director on November 2, 2006, creating a vacancy on the board.

On November 1, 2006, our board of directors appointed Scott McClendon as our interim president and chief executive officer effective immediately.  Because of his appointment as interim president and chief executive officer, Mr. McClendon resigned as a member of the compensation committee and the audit committee on November 1, 2006.  Mr. McClendon continues to serve on the special committee for shareholder value, and also was appointed to serve on the newly-established strategy committee on November 1, 2006.

Mr. McClendon, age 67, has been a business consultant since June 2001.  He served as our president and chief executive officer from October 1991 to March 2001, when he was named our chairman of the board, and was an officer and employee until June 2001.  He was employed by Hewlett-Packard Company, a global manufacturer of computing, communications and measurement products and services, for over 32 years in various positions in engineering, manufacturing, sales and marketing.  He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett-Packard in San Diego, California. Mr. McClendon is a director of SpaceDev, Inc. (OTCBB: SPDV), an aerospace development company, and Procera Networks, Inc. (OTCBB: PRNW), a network equipment company.

Our compensation committee has approved a temporary compensation package for Mr. McClendon that consists of a monthly salary of $32,916.67.  Mr. McClendon will also be entitled to participate in the company’s employee benefit plans.  The base salary is equivalent to the base salary earned by Mr. Calisi at the time of his departure.  Mr. McClendon will not receive fees paid to the company’s non-employee directors or the chairman of the board fee while serving as interim president and chief executive officer.

We are initiating a search for a permanent chief executive officer.

Item 7.01.              Regulation FD Disclosure.

On November 2, 2006, we issued a press release announcing the appointment of Scott McClendon as interim president and chief executive officer and the appointment of Mark J. Barrenechea as chairman of the newly-created strategy committee of the board, and as chairman of the special committee on shareholder value. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01.              Other Information.

On November 1, 2006, the board of directors created a strategy committee comprised of Mark J. Barrenechea (Chairman) and Scott McClendon.  The purpose of this committee is to provide input to management in the development of the company’s corporate strategy.

Additionally, on November 1, 2006, in connection with the resignation of Mr. McClendon from the audit committee and the compensation committee, the board of directors restructured the composition of certain board committees.  The board committees currently have the following membership:

Audit Committee

Robert A. Degan (Chairman)

Mark Barrenechea

Michael Norkus

Nominating and Governance Committee

Michael Norkus (Chairman)

Robert A. Degan

William J. Miller

Compensation Committee

William J. Miller (Chairman)

Mark Barrenechea

Michael Norkus

Special Committee on Shareholder Value

Mark J. Barrenechea (Chairman)

Robert A. Degan

Scott McClendon

Michael Norkus

Strategy Committee

Mark J. Barrenechea (Chairman)

Scott McClendon

The board of directors has affirmatively determined that each of Mark J. Barrenechea, Robert A. Degan, William J. Miller and Michael Norkus is an independent director within the meaning of NASD Rule 4200(a)(15), and that each of Mark Barrenechea, Robert A. Degan and Michael Norkus meet the requirements for independence set forth in SEC Rule 10A-3(b)(1) for audit committee members.

In light of Mr. Calisi’s resignation from the board, the nominating and governance committee withdrew its nomination of Mr. Calisi as a candidate for the board of directors at the annual meeting of shareholders scheduled for November 14, 2006.  Consequently, pursuant to our bylaws, Mr. Calisi will not be a candidate for election as a director at the annual meeting, and votes for Mr. Calisi will be disregarded.  The vacancy on the board may be filled by the board at a later time, following a nomination by the nominating and governance committee, in accordance with applicable law and our bylaws.  Pursuant to our bylaws, no shareholder nomination for the vacancy created by Mr. Calisi’s resignation will be accepted at the annual meeting.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 2, 2006

99.2	Separation Agreement, General Release and Consulting Agreement with Christopher P. Calisi dated November 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: November 7, 2006	/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
Vice President and CFO